Exhibit 99.2

www.ironmountain.com logo_Iron_MountainEarnings Commentary and Supplemental Information logo_Iron_MountainSecond Quarter 2014 Unaudited

www.ironmountain.com logo_Iron_MountainSelected metric definitions are available in the appendix Safe Harbor Statement This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include our financial performance outlook and statements regarding our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, and the anticipated benefits of our conversion to a real estate investment trust for federal income tax purposes, including the opportunity to create value by acquiring leased space, our potential for a broadened investor base and enhanced valuations and the estimated range of our remaining special distribution and our ordinary dividends. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from our other expectations include, among others: (i) the actual 2014 special distribution and our expected ordinary dividends may be materially different from our estimates; (ii) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues; (iii) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information; (iv) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (v) changes in customer preferences and demand for our storage and information management services; (vi) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (vii) the cost or potential liabilities associated with real estate necessary for our business; (viii) the performance of business partners upon whom we depend for technical assistance or management expertise outside the U.S.; (ix) changes in the political and economic environments in the countries in which our international subsidiaries operate; (x) claims that our technology violates the intellectual property rights of a third party; (xi) changes in the cost of our debt; (xii) the impact of alternative, more attractive investments on dividends; (xiii) our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (xiv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xv) other risks described more fully in our Annual Report on Form 10-K filed on February 28, 2014 under “Item 1A. Risk Factors” and other documents that we file with the SEC from time to time. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

2

www.ironmountain.com logo_Iron_MountainSelected metric definitions are available in the appendix All figures except per share and facility counts in 000s unless noted All figures in R$ unless noted Figures may not foot due to rounding Table of Contents 3 Investor Relations Contacts: Faten Freiha, 617-535-8404 Director, Investor Relations faten.freiha@ironmountain.com Melissa Marsden, 617-535-8595 Senior Vice President, Investor Relations melissa.marsden@ironmountain.com Earnings Commentary 4 Company Profile 6 Financial Highlights 7 Components of Year-over-Year Revenue Growth 8 Guidance Summary 9 Quarterly Operating Performance 10 Year-to-Date Operating Performance 11 Consolidated Balance Sheets 12 Consolidated Statements of Operations 13 Reconciliation of Operating Income to Adjusted OIBDA 14 Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 15 Reconciliation of Free Cash Flows to Operating Cash Flow 16 Reconciliation of Net Income Attributable to IRM to FFO & AFFO 17 Storage Net Operating Income (NOI) 18 Global Real Estate Portfolio 19 Revenue from Rental Activities and Storage NOI per Racked Square Foot 20 Portfolio Utilization 21 Gross Book Value of Real Estate Assets 22 Service Business Detail 23 Customer Data 24 Debt Schedule 25 Capitalization 26 Lease Obligations 27 Components of Value 28 Appendix 29

www.ironmountain.com logo_Iron_MountainSelected metric definitions are available in the appendix Earnings Commentary 4 Reconciliation of Non-GAAP Measures: Throughout this document, Iron Mountain will discuss Adjusted Operating Income Before Depreciation, Amortization and Intangible Impairments and REIT Costs (Adjusted OIBDA), Free Cash Flows Before Acquisitions and Discretionary Items (FCF), Adjusted Earnings Per Share (Adjusted EPS), Funds From Operations (FFO NAREIT), FFO (Normalized) and Adjusted Funds From Operations (AFFO), which do not conform to accounting principles generally accepted in the United States (GAAP). The reconciliations of these measures to the appropriate GAAP measure, as required by Regulation G of the Securities Exchange Act of 1934, as amended, are included later in this document (see Table of Contents). Iron Mountain Second Quarter 2014 Financial Results Second Quarter Performance Driven by Strong Constant Dollar Storage Rental Growth Key Initiatives and REIT Conversion Position Company for Future Growth and Enhanced Stockholder Returns •Total reported revenues were $787 million, compared with $754 million in 2013. On a constant dollar (C$) basis, total revenue growth was 4.4%, reflecting solid storage rental revenue gains of 5.7% and service revenue growth of 2.7%. Year-to-date total reported revenues were $1.56 billion, compared with $1.50 billion in 2013. On a C$ basis, first-half total revenue growth was 4.6%, driven by storage rental revenue gains of 5.5% and service revenue growth of 3.3%. •Adjusted OIBDA was $242 million, compared with $232 million in 2013, while year-to-date Adjusted OIBDA was $470 million, compared with $459 million in 2013. Year-to-date Adjusted OIBDA in 2014 includes $3.6 million of costs associated with the company’s 2013 restructuring and $3.9 million of real estate investment trust (REIT) compliance costs, while Adjusted OIBDA for the first half of 2013 included $4.8 million of legal accrual costs. •Adjusted EPS was $0.41 per diluted share ($1.41 per share on a GAAP basis), compared with $0.39 per diluted share ($0.14 per share on a GAAP basis) in 2013. Year-to-date Adjusted EPS was $0.75 per diluted share ($1.63 per share on a GAAP basis), compared with $0.77 per diluted share ($0.24 per share on a GAAP basis) in 2013. Adjusted EPS for both the quarter and six months ended June 30, 2013 has been restated to reflect a structural tax rate of approximately 15%. GAAP EPS for the quarter and year-to-date in 2014 includes $194 million and $176 million, respectively, of a net discrete tax benefit primarily related to the reversal of current and deferred tax assets and liabilities, partially offset by incremental taxes related to foreign repatriation associated with the company’s conversion to a REIT effective January 1, 2014. •Progress on the company’s strategic plan included improved retention and positive volume growth in the North American records management (RM) business while maintaining strong margins. Global RM net volume growth was 7.6%. Emerging Markets expanded to 12% of total revenue demonstrating good progress toward the company’s goal to increase contribution from these markets to 16% by the end of 2016. “During the second quarter, we made progress on several key fronts,” said William L. Meaney, Iron Mountain’s president and chief executive officer. “We received the necessary private letter rulings from the IRS and approved conversion to a REIT for the taxable year that began January 1, 2014, and advanced our strategic plan with acquisitions in both emerging and developed markets. In keeping with our goal to own more of our strategic real estate over time, we also completed our first above-ground data center near Boston and installed initial racking in the first building at our newly developed records management campus near Sao Paulo, Brazil.”

www.ironmountain.com logo_Iron_MountainSelected metric definitions are available in the appendix Earnings Commentary 5 Additionally, we continued to demonstrate the resilience of our storage rental business and our ability to preserve and extend that durability with strong financial and operating results for the quarter. We delivered improvement in revenue, maintained our strong margins, and drove solid constant dollar storage rental growth with increases in volume – all in line with or exceeding expectations,” Meaney said. Second quarter C$ total storage rental growth of 5.7% reflected strong increases of 14.0% in the company’s International business (including 32.2% C$ growth in Emerging Markets) and growth in the North American Records and Information Management (RIM) and North American Data Management (DM) segments of 3.3% and 0.4%, respectively. Since the beginning of 2014, the company has acquired five international storage-related businesses and the records inventory of nine document storage companies for a total investment of approximately $72 million. During the second quarter, the company enhanced its presence in the emerging market of Brazil and added to its position in the United States with customer acquisitions in New Orleans, Philadelphia and Buffalo. “These transactions are consistent with our plan to expand our market leadership in developed markets and extend our reach into emerging markets to support long-term growth and solid returns. We believe our capital allocation approach will continue to deliver consistent, long-term growth with low volatility and attractive stockholder returns,” Meaney added. Operations Review Operating performance for the quarter was in line with expectations, with internal storage rental growth for the quarter of 1.6%, driven by 5.6% gains in the International business (including 12% internal growth in Emerging Markets) and flat internal growth in the North American RIM and North American DM segments. Foreign currency rate changes reduced reported storage rental revenue growth rates by approximately 0.3% for the quarter. Global RM net volumes grew by 7.6% on a year-over-year basis, supported by strong 17.9% volume increases in the International business, which was driven by growth from both emerging and developed markets as well as recent acquisitions. As the company has previously noted, service revenues reflect a trend toward reduced retrieval/re-file activity and related transportation revenues, although the rate of decline in these activities has begun to moderate in recent periods. Second quarter internal service revenue declined 1.9% compared with the prior-year period, due to lower project fees and revenue associated with customer terminations in North America. Second quarter C$ service revenue growth was 2.7%, driven by recent acquisitions with related new incoming volume and transportation fees. Recycled paper pricing was roughly in line with prior year averages. Financial Review Consolidated Adjusted OIBDA margins for the second quarter of 2014 of 30.7% were in line with the second quarter of 2013. Second quarter Adjusted OIBDA margins in the North American RIM segment remained strong at 38.3%, and North American DM Adjusted OIBDA margins of 60.5% also were in line with the same period in 2013. The International business continued to deliver profitability on a portfolio basis in line with the company’s mid-20% target, with Adjusted OIBDA margins of 23.8% for the second quarter. Free Cash Flows Before Acquisitions and Discretionary Items (FCF) for the year-to-date before acquisitions, real estate capital expenditures, operating costs and cash taxes related to the conversion to a REIT was $93 million, compared with $154 million for the same period in 2013. This change was primarily due to higher cash taxes and additions to customer acquisition costs in 2014. Capital expenditures for the first half of 2014, excluding $49 million of real estate and $4 million of REIT-related capital expenditures, totaled $94 million, or 6.0% of revenues. The company’s liquidity position remains strong with availability of $536 million and a net total lease adjusted leverage ratio of 5.1x at quarter end, as compared to a maximum allowable ratio of 6.5x. The calculation for this ratio is net debt including the capitalized value of lease obligations divided by EBITDAR as defined in the company’s credit agreement.

IRON MOUNTAIN INCORPORATED

Company Profile

Iron Mountain is a global leader in enterprise storage with a high-return, real estate-based, business model, yielding revenues over $3 billion per annum. The company provides storage and information management services to a high-quality, diversified customer base across numerous industries and government organizations. Iron Mountain serves over 155,000 customers, including greater than 95% of the Fortune 1000, and no single customer accounts for as much as 2% of revenues. Iron Mountain provides storage and information management services in 36 countries on five continents, storing over 500 million cubic feet of records in a portfolio of over 1,000 facilities containing more than 67 million square feet of space. The company employs over 19,500 people.

Iron Mountain's financial model is based on the recurring nature of its storage rental revenues and the resulting storage net operating income (NOI). Supported by its consistent, predictable storage rental revenues, which have increased for 25 consecutive years, the company generates predictable, less volatile growth in key metrics such as storage NOI and AFFO. This fundamental financial characteristic provides stability through economic cycles.

Iron Mountain has the opportunity to invest capital at attractive returns both domestically and internationally. There remains a large un-vended opportunity that can support sustained storage volumes in developed markets such as North America and high growth opportunities in emerging markets that are just beginning to outsource their storage of physical documents.

25 YEARS OF STORAGE RENTAL GROWTH


1,785
2013 C$ Storage Rental Growth
3.9%
24-year Compound Annual Growth Rate
17.8%
'89 '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13

Countries Served



Diversification of Total Revenue

(As of 6/30/2014)


Region
18.5%
7.6%
3.3%
70.6%
North America
Europe
Latin America
Asia Pacific


Product
16.1%
8.4%
7.4%
68.2%
Records Mgmt
Data Protection
Shredding
Other(1)

(1) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center and Entertainment Services

www.ironmountain.com Selected metric definitions are available in the appendix 6

IRON MOUNTAIN INCORPORATED

Financial Highlights

	Q2 2013	Q2 2014	% Change	YTD 2013	YTD 2014	% Change
Storage Rental	$441,571	$466,889	5.7%	$884,040	$925,778	4.7%
Service Revenue	312,825	320,003	2.3%	617,062	631,240	2.3%
Total Revenue	**$754,396**	**$786,892**	**4.3%**	**$1,501,102**	**$1,557,018**	**3.7%**
Gross Margin	$433,340	$449,931	3.8%	$858,970	$884,912	3.0%
Gross Margin %	57.4%	57.2%	-20 bps	57.2%	56.8%	-40 bps
Adjusted OIBDA	$232,345	$241,849	4.1%	$459,496	$470,373	2.4%
Adjusted OIBDA %	30.8%	30.7%	-10 bps	30.6%	30.2%	-40 bps
Adjusted EPS	$0.39	$0.41	5.1%	$0.77	$0.75	(2.6)%
FFO (Normalized) per Share		$0.61			$1.16	
Dividends per Share	$0.27	$0.27	0.0%	$0.54	$0.54	0.0%
Fully-diluted Shares Outstanding	192,569	193,526	0.5%	192,339	193,298	0.5%
Storage Net Operating Income (NOI)		$382,661			$748,481	
Capital Expenditures [1] and Investments						
Maintenance						
Real Estate Related	$7,838	$7,956	1.5%	$15,739	$13,808	(12.3)%
Non-Real Estate Related	5,639	5,889	4.4%	10,280	16,622	61.7%
Other [2]	13,223	12,252	(7.3)%	23,661	22,766	(3.8)%
Total Capital Expenditures	**26,700**	**26,097**	**(2.3)%**	**49,680**	**53,196**	**7.1%**
Real Estate Investment [3]	22,407	54,754	n/a	64,004	88,996	39.0%
Acquisitions and PUMVs	57,795	25,454	(56.0)%	58,355	71,586	22.7%
Total Capital Expenditures and Investments	**$106,902**	**$106,305**	**(0.6)%**	**$172,039**	**$213,778**	**24.3%**

(1) Excludes CapEx related to the company's REIT conversion
(2) Includes CapEx related to service-related businesses, as well as corporate overhead support and office outfitting
(3) Includes Land, Buildings, Improvements, and Racking Structures; see Appendix for details

www.ironmountain.com Selected metric definitions are available in the appendix 7

www.ironmountain.com logo_Iron_MountainSelected metric definitions are available in the appendix Components of Year-over-Year Revenue Growth 8 Net Volume Growth Rate Year-over-Year Net Volume Growth Rates (Records Management Only) -4.6% 6.3% 2.1% 4.4% Q3-13 -4.7% 6.6% 1.9% 1.5% Q4-12 2.7% -4.7% 6.8% 1.9% 1.5% Q3-12 2.7% -4.7% Q2-14 7.6% -4.7% 6.1% 2.2% 5.9% Q1-14 6.7% 1.9% 1.5% -2.8% -2.7% -2.7% -2.6% -2.6% -2.5% -2.3% -2.0% 3.2% -4.6% 6.3% 2.0% 2.1% Q2-13 1.4% -4.6% 6.3% 1.9% 0.3% Q1-13 2.6% 5.7% 7.3% -4.5% 6.2% 2.1% 5.8% Q4-13 Destructions New Sales Organic Acquisitions Outperm/Terms Revenue Growth Rates Reported 5.7% 2.3% 4.3% 4.7% 2.3% 3.7% Impact of FX Rate Changes and Adjustments 0.1% (0.5)% (0.2)% (0.8)% (1.1)% (0.9)% Constant Currency 5.7% 2.7% 4.4% 5.5% 3.3% 4.6% Impact of Acquisitions and Dispositions 4.1% 4.6% 4.3% 4.0% 4.6% 4.2% Internal Growth Rate 1.6% (1.9)% 0.1% 1.5% (1.3)% 0.3% Service Revenue Total Revenue Q2 2014 YTD 2014 Storage Rental Revenue Service Revenue Total Revenue Storage Rental Revenue

www.ironmountain.com logo_Iron_MountainSelected metric definitions are available in the appendix Guidance Summary 9 Financial Performance Outlook (1) Adjusted to reflect company’s conversion to a REIT (2) Includes 0% - 2% internal growth revenue (3) Excludes ~$6 million of charges related to the company’s organizational realignment. Adjusted Guidance includes on-going REIT compliance costs of ~$15 million. (4) Assumes 193 million shares outstanding $MM Adjusted Guidance 1 C$ Growth Initial Guidance C$ Growth Operating Performance Revenues $3,090 - $3,170 2% - 4% 2 $3,090 - $3,170 2% - 4% 2 Adjusted OIBDA 3 $915 - $945 0% - 3% $930 - $960 2% - 5% Adjusted EPS 3 – FD $1.37 – $1.52 4 $1.03 - $1.14 Cash Flow Free Cash Flow (ex RE) $350 - $390 $300 - $340 FFO (Normalized) $435 - $485 FFO (Normalized) per share $2.25 - $2.51 AFFO $555 - $605 Capital Allocation Ordinary Dividends $400 - $420 ~$207 Real Estate Investments $190 - $210 Real Estate Purchases $45 - $55 Data Centers $35 - $45 Racking & Building Improvements $100 - $120 Maintenance CapEx $80 - $100 Other CapEx $40 - $60 Acquisitions $190 - $210 $90 Real Estate $245 CapEx

IRON MOUNTAIN INCORPORATED

Quarterly Operating Performance

	Q2 Results[3]		% Growth				
	Q2 2013	Q2 2014	Reported	Impact of FX Rate Changes and Adjustments	Constant Currency	Impact of Acquisitions and Dispositions	Internal Growth
NA Records and Information Management							
Storage Revenue	$261,870	$270,462	3.3%	(0.0)%	3.3%	(3.0)%	0.3%
Service Revenue	184,145	181,809	(1.3)%	(0.8)%	(0.5)%	(2.4)%	(2.9)%
Total Revenue	$446,015	$452,271	1.4%	(0.3)%	1.7%	(2.7)%	(1.0)%
Adjusted OIBDA	169,391	173,327					
Adjusted OIBDA Margin %	38.0%	38.3%					
CapEx % (ex RE and REIT)[4]	4.7%	4.3%					
NA Data Management							
Storage Revenue	$61,302	$61,190	(0.2)%	(0.6)%	0.4%	(0.6)%	(0.2)%
Service Revenue	38,178	36,361	(4.8)%	(0.6)%	(4.2)%	(0.7)%	(4.9)%
Total Revenue	$99,480	$97,551	(1.9)%	(0.6)%	(1.3)%	(0.7)%	(2.0)%
Adjusted OIBDA	60,081	59,020					
Adjusted OIBDA Margin %	60.4%	60.5%					
CapEx % (ex RE and REIT)[4]	2.8%	4.2%					
International							
Storage Revenue	$115,447	$132,323	14.6%	0.6%	14.0%	(8.4)%	5.6%
Service Revenue	90,256	101,267	12.2%	0.6%	11.6%	(10.7)%	0.9%
Total Revenue	$205,703	$233,590	13.6%	0.6%	13.0%	(9.4)%	3.6%
Adjusted OIBDA	52,909	55,704					
Adjusted OIBDA Margin %	25.7%	23.8%					
CapEx % (ex RE and REIT)[4]	6.3%	8.0%					
Corporate and Other							
Storage Revenue	$2,952	$2,914	(1.3)%	0.0%	(1.3)%	0.0%	(1.3)%
Service Revenue	246	566	130.1%	0.0%	130.1%	0.0%	130.1%
Total Revenue	$3,198	$3,480	8.8%	0.0%	8.8%	0.0%	8.8%
Adjusted OIBDA	(50,036)	(46,202)					
CapEx % (ex RE and REIT)[1 2 4]	0.3%	0.6%					

(1) Includes ~$2 million for the relocation of the Boston headquarters
(2) Includes ~$8 million for data center construction
(3) Excludes certain costs and expenditures associated with the previous work of the Strategic Review Special Committee of the Company's Board of directors and the company's conversion to a REIT
(4) Based on incurred versus cash paid basis

www.ironmountain.com Selected metric definitions are available in the appendix 10

IRON MOUNTAIN INCORPORATED

Year-to-Date Operating Performance

	YTD Results [3]		% Growth				
	YTD 2013	YTD 2014	Reported	Impact of FX Rate Changes and Adjustments	Constant Currency	Impact of Acquisitions and Dispositions	Internal Growth
NA Records and Information Management							
Storage Revenue	$525,869	$538,985	2.5%	(0.7)%	3.2%	(3.2)%	(0.0)%
Service Revenue	359,836	359,418	(0.1)%	(1.0)%	0.9%	(2.9)%	(2.0)%
Total Revenue	$885,705	$898,403	1.4%	(0.8)%	2.2%	(3.0)%	(0.8)%
Adjusted OIBDA	331,894	340,736					
Adjusted OIBDA Margin %	37.5%	37.9%					
CapEx % (ex RE and REIT)[4]	4.6%	4.1%					
NA Data Management							
Storage Revenue	$121,014	$122,174	1.0%	(0.5)%	1.5%	(0.5)%	1.0%
Service Revenue	77,293	72,101	(6.7)%	(0.6)%	(6.1)%	(0.7)%	(6.8)%
Total Revenue	$198,307	$194,275	(2.0)%	(0.5)%	(1.5)%	(0.5)%	(2.0)%
Adjusted OIBDA	119,498	113,288					
Adjusted OIBDA Margin %	60.3%	58.3%					
CapEx % (ex RE and REIT)[4]	4.7%	4.1%					
International							
Storage Revenue	$230,889	$258,897	12.1%	(1.3)%	13.4%	(8.0)%	5.4%
Service Revenue	179,367	199,123	11.0%	(1.2)%	12.2%	(9.8)%	2.4%
Total Revenue	$410,256	$458,020	11.6%	(1.3)%	12.9%	(8.8)%	4.1%
Adjusted OIBDA	100,807	114,467					
Adjusted OIBDA Margin %	24.6%	25.0%					
CapEx % (ex RE and REIT)[4]	7.2%	8.3%					
Corporate and Other							
Storage Revenue	$6,268	$5,722	(8.7)%	0.0%	(8.7)%	0.0%	(8.7)%
Service Revenue	566	598	5.7%	0.0%	5.7%	0.0%	5.7%
Total Revenue	$6,834	$6,320	(7.5)%	0.0%	(7.5)%	0.0%	(7.5)%
Adjusted OIBDA	(92,703)	(98,118)					
CapEx % (ex RE and REIT)[1,2,4]	0.4%	0.7%					

(1) Includes ~$7 million for the relocation of the Boston headquarters
(2) Includes ~$15 million for data center construction
(3) Excludes certain costs and expenditures associated with the previous work of the Strategic Review Special Committee of the Company's Board of directors and the company's conversion to a REIT
(4) Based on incurred versus cash paid basis

www.ironmountain.com Selected metric definitions are available in the appendix 11

www.ironmountain.com logo_Iron_MountainSelected metric definitions are available in the appendix Consolidated Balance Sheets 12 ASSETS 12/31/2013 6/30/2014 Current Assets: Cash and Cash Equivalents $120,526 $145,343 Restricted Cash 33,860 33,860 Accounts Receivable, Net 616,797 636,978 Other Current Assets 162,424 146,687 Total Current Assets 933,607 962,868 Property, Plant and Equipment: Property, Plant and Equipment at Cost 4,631,067 4,737,922 Less: Accumulated Depreciation (2,052,807) (2,131,019) Property, Plant and Equipment, Net 2,578,260 2,606,903 Other Assets, Net: Goodwill 2,463,352 2,473,336 Other Non-Current Assets, Net: 677,786 692,017 Total Other Assets, Net 3,141,138 3,165,353 Total Assets $6,653,005 $6,735,124 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-Term Debt $52,583 $56,604 Other Current Liabilities 916,518 845,104 Total Current Liabilities 969,101 901,708 Long-Term Debt, Net of Current Portion 4,119,139 4,297,942 Other Long-term Liabilities 513,031 238,324 Total Long-term Liabilities 4,632,170 4,536,266 Total Liabilities $5,601,271 $5,437,974 Equity Total Stockholders' Equity $1,041,238 $1,288,135 Noncontrolling Interests 10,496 9,015 Total Equity 1,051,734 1,297,150 Total Liabilities and Equity $6,653,005 $6,735,124

IRON MOUNTAIN INCORPORATED

Consolidated Statements of Operations

	Q2 2013	Q2 2014	% Change	YTD 2013	YTD 2014	% Change
Revenues:						
Storage Rental	$441,571	$466,889	5.7%	$884,040	$925,778	4.7%
Services	312,825	320,003	2.3%	617,062	631,240	2.3%
Total Revenues	**754,396**	**786,892**	4.3%	**1,501,102**	**1,557,018**	3.7%
Operating Expenses:						
Cost of Sales (Excluding Depreciation and Amortization)	321,056	336,961	5.0%	642,132	672,106	4.7%
Selling, General and Administrative	224,531	213,807	(4.8)%	447,982	428,587	(4.3)%
Depreciation and Amortization	78,928	88,941	12.7%	159,129	175,374	10.2%
Loss (Gain) on Disposal/Write-Down of PP&E, Net	(1,663)	(107)	(93.6)%	(2,202)	(8,414)	n/a
Total Operating Expenses	**622,852**	**639,602**	2.7%	**1,247,041**	**1,267,653**	1.7%
Operating Income	**131,544**	**147,290**	12.0%	**254,061**	**289,365**	13.9%
Interest Expense, Net	62,989	62,201	(1.3)%	126,171	124,513	(1.3)%
Other Expense, Net	15,275	(4,838)	n/a	18,014	479	(97.3)%
Income from Continuing Operations before Provision for Income Taxes	53,280	89,927	68.8%	109,876	164,373	49.6%
Provision (Benefit) for Income Taxes	25,940	(182,775)	n/a	64,384	(151,050)	n/a
Income from Continuing Operations	27,340	272,702	n/a	45,492	315,423	n/a
(Loss) Income from Discontinued Operations, Net of Taxes	(98)	(326)	n/a	2,086	(938)	n/a
Net Income (Loss)	27,242	272,376	n/a	47,578	314,485	n/a
Less: Net Income Attributable to Noncontrolling Interests	876	739	(15.6)%	2,024	1,181	(41.7)%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**26,366**	**271,637**	n/a	**45,554**	**313,304**	n/a
Earnings (Losses) per Share - Basic						
Income from Continuing Operations	$0.14	$1.42	n/a	$0.24	$1.64	n/a
Total Income (Loss) from Discontinued Operations	($0.00)	($0.00)	n/a	$0.01	($0.00)	n/a
Net Income to Iron Mountain Incorporated	**$0.14**	**$1.41**	n/a	**$0.24**	**$1.63**	n/a
Earnings (Losses) per Share - Diluted						
Income from Continuing Operations	$0.14	$1.41	n/a	$0.24	$1.63	n/a
Total (Loss) Income from Discontinued Operations	($0.00)	($0.00)	n/a	$0.01	($0.00)	n/a
Net Income to Iron Mountain Incorporated	**$0.14**	**$1.40**	n/a	**$0.24**	**$1.62**	n/a
Weighted Average Common Shares Outstanding - Basic	190,823	192,381	0.8%	190,518	192,130	0.8%
Weighted Average Common Shares Outstanding - Diluted	192,569	193,526	0.5%	192,339	193,298	0.5%

www.ironmountain.com Selected metric definitions are available in the appendix 13

www.ironmountain.com logo_Iron_MountainSelected metric definitions are available in the appendix 14 Reconciliation of Operating Income to Adjusted OIBDA Q2 2013 Q2 2014 % Change YTD 2013 YTD 2014 % Change Operating Income $131,544 $147,290 12.0% $254,061 $289,365 13.9% Depreciation and Amortization 78,928 88,941 12.7% 159,129 175,374 10.2% (Gain) Loss on Disposal/Write-Down of PP&E, Net (1,663) (107) (93.6)% (2,202) (8,414) n/a REIT Costs 23,536 5,725 (75.7)% 48,508 14,048 (71.0)% Adjusted OIBDA $232,345 $241,849 4.1% $459,496 $470,373 2.4%

www.ironmountain.com logo_Iron_MountainSelected metric definitions are available in the appendix 15 Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share1 Q2 2013 Q2 2014 % Change YTD 2013 YTD 2014 % Change Reported EPS - FD from Continuing Operations $0.14 $1.41 n/a $0.24 $1.63 n/a Add: (Gain) Loss on Disposal/Write-Down of PP&E, Net (0.01) - (100.0)% (0.01) (0.04) n/a REIT Costs 0.12 0.03 (75.0)% 0.25 0.07 (72.0)% Other (Income) Expense, Net 0.08 (0.02) n/a 0.09 - (100.0)% Tax Impact of Reconciling Items and Discrete Tax Items 0.06 (1.01) n/a 0.20 (0.91) n/a Adjusted EPS - FD from Continuing Operations $0.39 $0.41 5.1% $0.77 $0.75 (2.6)% (1) The Adjusted EPS for the three and six months ended June 30, 2013 has been restated to reflect a structural tax rate of approximately 15%. The Adjusted EPS for the three and six months ended June 30, 2014 reflects a structural tax rate of approximately 15%.

www.ironmountain.com logo_Iron_MountainSelected metric definitions are available in the appendix 16 Reconciliation of Free Cash Flows Before Acquisitions and Discretionary Items to Operating Cash Flow Q2 2013 Q2 2014 % Change YTD 2013 YTD 2014 % Change Cash Flows from Operating Activities from Continuing Operations $107,213 $139,960 30.5% $212,948 $195,601 (8.1)% Less: Capital Expenditures, net 1 58,833 80,670 37.1% 154,186 170,438 10.5% Additions to Customer Acquisitions Costs 3,625 9,052 n/a 8,261 17,210 108.3% Add: Real Estate Capital Expenditures 2 7,887 33,907 n/a 27,892 48,551 74.1% REIT Cash Taxes 27,500 21,000 (23.6)% 27,500 21,000 (23.6)% REIT Conversion Costs, net of tax 15,759 6,455 (59.0)% 33,707 11,857 (64.8)% REIT Conversion Capital Expenditures 8,166 1,380 (83.1)% 14,334 3,536 (75.3)% FCF Before Acquisitions and Discretionary Items $104,067 $112,980 8.6% $153,934 $92,897 (39.7)% (1) Includes racking additions (2) This measure refers to IRM’s historical presentation of real estate, which included real estate purchases and Data Centers, but excluded racking. This reconciliation will be eliminated over time as we transition to REIT specific cash flow measures of FFO (normalized) and AFFO. (3) Tax payments related to D&A recapture 3

Reconciliation of Net Income Attributable to IRM to FFO & AFFO

	Q2 2014	YTD 2014
Net Income Attributable to Iron Mountain	**$271,637**	**$313,304**
Add:		
Real Estate Depreciation	46,063	92,327
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(107)	(8,414)
FFO (NAREIT)	**$317,593**	**$397,217**
Add:		
FX (Gain) Loss [1]	(4,347)	2,091
Other (Income) Expense [2]	(490)	(1,611)
Deferred Taxes and Current REIT Tax Adjustments [5]	(200,293)	(185,889)
(Loss) Income from Discontinued Operations, Net of Taxes	(326)	(938)
REIT Costs	5,725	14,048
FFO (Normalized)	**$117,862**	**$224,918**
Add:		
Non-Real Estate Depreciation	30,340	58,790
Amortization Expense [3]	14,332	27,958
Non-Cash Rent Expense (Income)	(3,184)	2,989
Non-Cash Equity Compensation Expense	7,317	14,458
Less:		
Maintenance CapEx [4]	13,845	30,430
AFFO	**$152,822**	**$298,683**
Per Share Amounts (Fully Diluted Shares)		
FFO (NAREIT)	$1.64	$2.05
FFO(Normalized)	$0.61	$1.16

(1) Includes realized and unrealized FX (gains) losses
(2) Excludes realized and unrealized FX (gains) losses
(3) Includes deferred financing charges
(4) Represents total maintenance capital expenditures, including maintenance capital expenditures related to real estate and non-real estate assets; includes REIT related costs
(5) Includes REIT-related repatriation, recapture and other current tax expenses; excludes current non-REIT cash tax expense of $17,518 in Q2 2014 and $34,839 YTD 2014

www.ironmountain.com Selected metric definitions are available in the appendix 17

IRON MOUNTAIN INCORPORATED

Storage Net Operating Income (NOI)

	Q2 2014	YTD 2014
Revenue from Storage Rental Activities		
Records Management	$373,098	$740,127
Data Protection	75,134	149,037
Other[1]	18,657	36,614
Total Storage Rental	466,889	925,778
Terminations/Permanent Withdrawal Fees	5,564	10,861
Total Revenue from Storage Rental Activities	**$472,453**	**$936,639**
Less: Storage Rental Costs		
Facility Costs[2]	100,790	208,629
Less: Storage Rent	52,132	102,228
Adjusted Facility Costs	48,658	106,401
Storage Rental Labor	1,367	3,338
Other Storage Rental Costs	4,024	7,652
Allocated Overhead[3]	35,743	70,767
Total Storage Rental Costs	**$89,792**	**$188,158**
Storage Net Operating Income	**$382,661**	**$748,481**
Storage Net Operating Income Margin	81.0%	79.9%

Effective July 1, 2013, in preparation for electing REIT status we established TRS service entities in each our identified REIT countries, which included transferring the designation of employees who perform services in our warehouses and were previously categorized as storage-related. The transfer of these employees in REIT countries resulted in a shift of labor expenses previously categorized as storage rental labor to services labor. We expect to transfer additional storage rental labor costs in the future as we establish TRS service entities in future REIT countries.

(1) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center and Entertainment Services
(2) Includes Building Maintenance, Property Taxes, Utilities and Insurance costs
(3) Refer to 'Components of Value' and Appendix for overhead allocations and definitions

www.ironmountain.com Selected metric definitions are available in the appendix 18

IRON MOUNTAIN INCORPORATED

Global Real Estate Portfolio[1]

	As of 3/31/14 Adjusted[2]					
	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	175	19,395	503	30,970	678	50,365
Europe	48	2,412	202	7,465	250	9,877
Latin America	26	1,436	67	3,378	93	4,814
Asia Pacific	2	51	69	2,200	71	2,252
International	76	3,900	338	13,043	414	16,943
Total	251	23,294	841	44,013	1,092	67,307

	Q2 2014 Additions & Expansions					
	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	1	222	1	5	2	227
Europe	-	-	10	180	10	180
Latin America	-	-	3	329	3	329
Asia Pacific	-	-	3	5	3	5
International	-	-	16	515	16	515
Total	1	222	17	520	18	742

	Q2 2014 Dispositions & Move Outs					
	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	-	-	(11)	(449)	(11)	(449)
Europe	-	-	(2)	(12)	(2)	(12)
Latin America	-	-	-	-	-	-
Asia Pacific	-	-	(2)	(0)	(2)	(0)
International	-	-	(4)	(12)	(4)	(12)
Total	-	-	(15)	(461)	(15)	(461)

	As of 6/30/14					
	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	176	19,617	493	30,526	669	50,143
Europe	48	2,412	210	7,633	258	10,045
Latin America	26	1,436	70	3,707	96	5,143
Asia Pacific	2	51	70	2,205	72	2,256
International	76	3,900	350	13,545	426	17,445
Total	252	23,516	843	44,071	1,095	67,588

(1) Includes all real estate held in joint ventures
(2) Adjustments to previous quarter close based on refinements to real estate basis, reclass of multiple adjoining facilities into single buildings

www.ironmountain.com Selected metric definitions are available in the appendix 19

www.ironmountain.com logo_Iron_MountainSelected metric definitions are available in the appendix Revenue from Rental Activities and Storage NOI per Racked Square Foot 20 (1) Includes loading docks, unracked space, office space, common areas, as well as space in service-related facilities (2) Excludes revenue / NOI associated with Intellectual Property Management, Fulfillment Services, Data Centers and Entertainment Services Square Footage by Region North America Europe Latin America Asia Pacific Total Records Management Racked Space 38,624 7,068 3,642 1,472 50,807 Data Protection Racked Space 723 125 44 27 919 Other 1 10,795 2,852 1,457 757 15,862 Total 50,143 10,045 5,143 2,256 67,588 Annualized Revenue from Rental Activities and Storage NOI per Racked Square Foot 2 Revenue NOI Revenue NOI North America Records Management $ per Sq Ft $26.95 $21.82 $26.87 $21.43 Data Protection $ per Sq Ft $318.93 $283.64 $318.07 $282.54 Europe $45.41 $37.31 $44.44 $36.32 Latin America $38.19 $33.20 $37.58 $32.99 Asia Pacific $36.00 $28.62 $34.77 $27.59 Total $34.66 $28.64 $34.38 $28.15 Q2 2014 Annualized YTD 2014 Annualized As of Q2 2014

www.ironmountain.com logo_Iron_MountainSelected metric definitions are available in the appendix Portfolio Utilization Records Management Storage Portfolio (CuFt MM) As of 6/30/14 143075153985 80 60 40 20 0 400 Europe North America 381 368 +3.5% +12.6% +7.6% +31.7% Asia Pacific Latin America 1643931948110 0 50 100 450 Latin America Europe North America 449 417 Asia Pacific Q2 2014 Total Potential Building Cap. Q2 2014 Total Installed Racking Cap. Units Stored Capacity 138159 60 10 5 0 +1.1% Latin America Europe North America 59 59 +80.4% +11.2% Asia Pacific +40.4% 16142722 0 10 20 80 Asia Pacific Latin America Europe North America 79 70 Data Protection Storage Portfolio (DPUs MM) As of 6/30/14 Q2 2013 Q3 2013 Q2 2014 Q4 2013 Q1 2014 (1) Iron Mountain operates its storage operations to achieve a maximum utilization of between 94% – 98% to achieve maximum operating efficiency Utilization¹ 91% 85% 91% 77% 90% 82% 92% 79% 84% 75% 67% 43% 78% 70% 89% 54% 21

www.ironmountain.com logo_Iron_MountainSelected metric definitions are available in the appendix Gross Book Value of Real Estate Assets 22 Storage Operations Real Estate Assets Land $213,718 Buildings & Improvements 1,851,974 Racking 1,503,554 Total Storage Gross Book Value $3,569,245 Service Operations Real Estate Assets Land $8,322 Buildings & Improvements 59,751 Racking 105,860 Total Service Gross Book Value $173,933 Total Real Estate Gross Book Value $3,743,178 All Other Non-RE Assets Gross Book Value 994,744 IRM PP&E Gross Book Value $4,737,922 As of Q2 2014 As of Q2 2014

IRON MOUNTAIN INCORPORATED

Service Business Detail

	Q2 2014	YTD 2014
Service Operations Revenue by Product Line		
Records Management	$162,717	$321,032
Data Protection	51,264	101,767
Shredding	66,465	130,238
Other[1]	39,556	78,203
Total Service Revenue	**$320,003**	**$631,240**

	Q2 2014	YTD 2014
Service Revenues	$320,003	$631,240
Less: Terminations / Permanent Withdrawals	5,564	10,861
Adjusted Service Revenue	**$314,439**	**$620,379**
Service Expenses	230,779	452,485
Allocated Overhead	28,092	55,189
Total Service Adjusted OIBDA	**$55,568**	**$112,705**
Total Service Adjusted OIBDA %	**17.7%**	**18.2%**
Service Rent	2,171	4,446
Total Service Adjusted OIBDAR	**$57,739**	**$117,151**
Total Service Adjusted OIBDAR %	**18.4%**	**18.9%**

Our service revenue growth has been negatively impacted by declining activity rates as stored records are becoming less active. The amount of information available to customers through the Internet or their own information systems has been steadily increasing in recent years. As a result, while customers continue to store their records with us, they are less likely than they have been in the past to retrieve records for research purposes, thereby reducing service activity levels. While we expect this trend to continue through 2014, the rate of decline in service activity has begun to moderate in recent periods.

(1) Includes Document Management Services, Consulting, Intellectual Property Management, Fulfillment Services, Data Center Services and Entertainment Services

www.ironmountain.com Selected metric definitions are available in the appendix 23

IRON MOUNTAIN INCORPORATED

Customer Data

Iron Mountain provides storage and information management services to more than 155,000 customers in 36 countries around the world. This high quality, diversified customer base comprising numerous industries and government organizations, includes more than 95% of the Fortune 1000. No single customer represents greater than 2% and our Top 20 customers have historically represented between 6% to 7% of consolidated revenues. Customer retention is consistently high with annual losses of less than 3% (on a volume basis) attributable to customer terminations.

North America Revenue by Vertical


Federal
2%
Legal
9%
Healthcare
19%
Financial
16%
8%
Insurance
3%
Life Sciences
3%
3%
Energy
Business Services
37%
Other[1]

Customer Quality Metrics	YTD 2014	FY 2013	FY 2012	FY 2011
Volume Retention Rate (RM Global)	93.3%	92.6%	92.7%	92.6%
Bad Debt Expense as a % of Consolidated Revenues	0.6%	0.4%	0.3%	0.3%

Turnover Expenditures (Storage Only)	Q2 2014	YTD 2014
Sales, Marketing & Account Management	30,614	63,114
Customer Acquisition Costs	9,052	17,210

(1) No single vertical within 'Other' comprises greater than 1% of North America Revenue

www.ironmountain.com Selected metric definitions are available in the appendix 24

www.ironmountain.com logo_Iron_MountainSelected metric definitions are available in the appendix Debt Schedule 25 (1) Excludes mortgages 2024 2022 $600 Thereafter 2023 $1,000 2021 $600 2020 2019 $400 2018 $348 2017 2016 $1,103 2015 2014 Floating Rate Debt Fixed Rate Debt 27% 73% Senior & Subordinated Fixed vs. Floating Rate Debt1 Senior & Subordinated Debt Maturity Schedule1 ($MM) Floating Rate Debt Fixed Rate Debt Total Debt, Net of Cash $4,209,203 Weighted Average Interest Rate 5.8% Weighted Average Maturity 6.3 years As of 6/30/14

IRON MOUNTAIN INCORPORATED

Capitalization

Senior Unsecured and Senior Subordinated Notes						
Type of Note	Subordinated	Subordinated	Unsecured	Subordinated	Unsecured	Subordinated
Issuance Date	1/15/07	9/20/11	8/13/13	8/10/09	8/13/13	8/7/12
Denomination	EUR	USD	CAD	USD	USD	USD
Original Principal Amount (FX Rate on Issue Date)	$329,792	$400,000	$193,720	$550,000	$600,000	$1,000,000
Exchange Rate (end of Quarter)	1.3661	1.0000	0.9369	1.0000	1.0000	1.0000
Principal Amount (end of Quarter)	$348,343	$400,000	$187,380	$412,501	$600,000	$1,000,000
Yield (on Issue Date)	6.750%	7.750%	6.125%	8.375%	6.000%	5.750%
Maturity Date	10/15/18	10/1/19	8/13/21	8/15/21	8/15/23	8/15/24
Current Call Price	101.125	107.750	n/a	n/a	n/a	n/a
Next Call Date	10/15/14	10/1/15	8/15/17	8/15/14	10/15/18	8/15/17
Next Call Price	100.000	103.875	103.063	104.188	103.000	102.875

Revolving Credit Facility Debt Covenant Analysis

Metric	Limit	Current
Fixed Charge Ratio	≥ 1.5x	2.56x
Net Total Lease Adjusted Leverage Ratio	≤ 6.5x	5.11x
Net Secured Lease Adjusted Leverage Ratio	≤ 4.0x	2.54x

Revolving Credit Facility (as of 6/30/14)	
Capacity	$1,500,000
Outstanding	$1,102,606
Letters of Credit	$6,867
Remaining Capacity	$390,527
Interest Rate Spread (Prime)	1.25%
Interest Rate Spread (LIBOR)	2.25%
Weighted Average Interest Rate	2.64%
Maturity Date	6/11/16


Net Lease Adjusted Leverage Ratio
6.0
5.0
4.0
0.0
4.7x
5.0x
5.1x
2012
2013
Q2 2014

Total Market Capitalization	
# of Shares Outstanding @ 6/30/14	192,993
Share Price @ 6/30/14	$35.45
Total Equity Value	$6,841,596
Total Debt, Net of Cash	$4,209,203
Total Market Capitalization	**$11,050,799**
Net Debt to Total Market Capitalization	**38%**
Adj. OIBDA to Interest Expense	**3.9x**
Total Market Capitalization to Adjusted OIBDA	**11.9x**

www.ironmountain.com Selected metric definitions are available in the appendix 26

www.ironmountain.com logo_Iron_MountainSelected metric definitions are available in the appendix Lease Obligations1 (1) Includes capital and operating lease obligations Weighted Average Remaining Lease Obligations (no exercise of extension options): 5.6 years Weighted Average Remaining Lease Obligations (exercise of all extension options): 13.1 years 2025 1.6% 2024 2.6% 2023 5.5% 2022 4.1% 2021 8.2% 2020 5.5% 2019 Thereafter 8.5% 12.0% 2018 11.2% 2017 11.0% 2016 11.4% 2015 12.4% 2014 6.0% 2015 3.2% 2014 3.3% 2019 2018 3.2% 2025 4.4% 2020 3.6% 2021 2.4% 2022 1.8% 2023 4.0% 2024 2.7% 3.5% 2017 Thereafter 63.4% 1.9% 2016 2.5% Assuming No Exercise of Extension Options Facility Lease Expirations (% of total square feet subject to lease) Assuming Exercise of All Extension Options 27

www.ironmountain.com logo_Iron_MountainSelected metric definitions are available in the appendix Components of Value 28 (1) Trailing four quarter prior to rental expense (2) Includes Cash, Cash Equivalents, Restricted Cash, Accounts Receivable, Other Tangible Current Assets, Deferred Income Taxes and Prepaid Expenses (3) Includes Storage and Service North America Records Management 860,149 Data Protection 205,081 Other 33,429 Europe 269,514 Latin America 119,646 Asia Pacific 42,827 Total for Stabilized Portfolio $1,530,647 Adjustments to Stabilized Storage NOI Building & Racking Investment 73,115 YTD Acquisition Consideration 71,586 Service Adjusted OIBDAR 1 205,606 Balance at 6/30/2014 Cash, Cash Equivalents & Other Tangible Assets 2 - 962,868 Debt, Gross Book Value - 4,354,546 Non-Controlling Interests - 9,015 Rental Expense 3 213,349 - Estimated Tax Liability 53,956 - Q2 2014 Components of Overhead Total overhead costs have been allocated as follows: Storage $35,743 Service 28,092 Corporate 98,376 Sales, Marketing, & Account Management 51,596 Total Overhead $213,807

www.ironmountain.com logo_Iron_MountainSelected metric definitions are available in the appendix Appendix 29 Non-GAAP Measures Non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the Unites States of America (“GAAP”), such as operating or net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, and REIT Costs, or Adjusted OIBDA Adjusted OIBDA is defined as operating income before depreciation, amortization, intangible impairments, (gain) loss on disposal/write-down of property, plant and equipment, net, and REIT Costs. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. We use multiples of current or projected Adjusted OIBDA in conjunction with our discounted cash flow models to determine our overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted OIBDA provides our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment. Funds From Operations, or FFO (NAREIT), and FFO (Normalized) FFO is a non-GAAP financial measure commonly used in the REIT industry. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and us as net income excluding gains and losses on the sale or write-down of real estate assets plus depreciation on real estate assets. FFO does not give effect to real estate depreciation and amortization because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Normalized) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Normalized) is net income attributable to Iron Mountain. Although NAREIT has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs as companies seek to provide financial measures that most meaningfully reflect their business. Our definition of FFO (Normalized) excludes other items that we believe do not appropriately reflect our underlying operations such as intangible impairment charges, other income and expense (including foreign exchange gains and losses), income and losses from discontinued operations, provision or benefit from deferred taxes and REIT Costs.

www.ironmountain.com logo_Iron_MountainSelected metric definitions are available in the appendix Appendix Non-GAAP Measures (continued) Adjusted Funds From Operations, or AFFO AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income, plus depreciation on non-real estate assets, amortization expense (including amortization of deferred financing costs) and non-cash equity compensation expense, less maintenance capital expenditures. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning of capital to our stockholders and voluntary prepayments of indebtedness. Adjusted Earnings Per Share, or Adjusted EPS Adjusted EPS is defined as reported earnings per share from continuing operations excluding: (1) (gain) loss on the disposal/write-down of property, plant and equipment, net; (2) intangible impairments; (3) other (income) expense, net; (4) REIT Costs; and (5) the tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Storage Net Operating Income, or Storage NOI Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. 30

www.ironmountain.com logo_Iron_MountainSelected metric definitions are available in the appendix Appendix Definitions Building Development Projects – The construction of new facilities, or three-wall additions, including all initial and future racking installations. Business Segments North American Records and Information Management Business (“RIM”) — Storage and information management services throughout the United States and Canada, including the storage of paper documents, as well as other media such as microfilm and microfiche, master audio and videotapes, film, X-rays and blueprints, including healthcare information services, vital records services, service and courier operations, and the collection, handling and disposal of sensitive documents for corporate customers ("Records Management"); information destruction services ("Destruction"); Document Management Services; Fulfillment Services; and Intellectual Property Management. North American Data Management Business (“DM”) — The storage and rotation of backup computer media as part of corporate disaster recovery plans throughout the United States and Canada, including service and courier operations ("Data Protection & Recovery"); server and computer backup services; digital content repository systems to house, distribute, and archive key media assets; and storage, safeguarding and electronic or physical delivery of physical media of all types, primarily for entertainment and media industry clients. International Business — Storage and information management services throughout Europe, Latin America and Asia Pacific, including Records Management, Data Protection & Recovery, Destruction and DMS. Our European operations provide Records Management, Data Protection & Recovery and DMS throughout Europe, and Destruction services are primarily provided in the United Kingdom and Ireland. Our Latin America operations provide Records Management, Data Protection & Recovery, Destruction and DMS throughout Argentina, Brazil, Chile, Colombia, Mexico and Peru. Our Asia Pacific operations provide Records Management, Data Protection & Recovery, Destruction and DMS throughout Australia, with Records Management and Data Protection & Recovery services also provided in certain cities in India, Singapore, Hong Kong-SAR and China. Corporate and Other — Consists of our data center business in the United States, the primary product offering of our Emerging Businesses segment, as well as costs related to executive and staff functions, including finance, human resources and information technology, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. Corporate and Other also includes non-cash equity compensation expense associated with all employee stock- based awards. 31

www.ironmountain.com logo_Iron_MountainSelected metric definitions are available in the appendix Appendix 32 Definitions (continued) Capacity Measures Building Capacity – The maximum number of cubic feet of records or standard DPUs that can be stored in a given facility. Building Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Building Capacity. Installed Racking Capacity – The storage capacity of the racking installed in a given facility. Capacity is generally measured in cubic feet or standard DPUs. Installed Racking Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Installed Racking Capacity. Capital Expenditures – Our business requires significant capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. Every year we expend capital to support a number of different objectives. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Real Estate – These capital expenditures include land, buildings (purchased or constructed), building and leasehold improvements, and racking structure systems. Maintenance – These capital expenditures include major repairs to and/or the replacement of existing assets. These expenditures are associated with either Real Estate Assets (as described above) or Non-Real Estate Assets (all other capital assets). Non-Real Estate Assets are primarily associated with our service operations. Other – Other includes all other capital expenditures not classified as Real Estate or Maintenance capital expenditures. Change in Average Monthly Price per Cubic Foot – Calculated as percent change in average price, where: Average Price = Total Storage Billings / Total Cubic Feet Stored

www.ironmountain.com logo_Iron_MountainSelected metric definitions are available in the appendix Appendix 33 Definitions (continued) Components of Overhead Allocated Overhead – Includes overhead expenses directly associated with storage and service business operations allocated as follows: Field Operation Costs – Allocated to storage and service operations based on percent of revenue. Bad Debt Expenses – Allocated to storage and service operations based on percent of revenue. Transportation Costs – Allocated fully to service operations. Corporate Overhead – Includes all other overhead expenses associated with business support functions, including Executive, Legal, RE/Facilities, Accounting, Financial Performance & Analysis, Treasury, Tax, Internal Audit, M&A, Security, Procurement, HR, REIT, Other G&A, Integration Costs, IT, Product Engineering and Product Management. Customer Turnover Overhead – Overhead associated with customer acquisition and retention including Sales, Marketing and Account Management expenses. Constant Dollar Growth (C$) – The year-over-year growth rate excluding the impact of changes to foreign currency exchange rates. Customer Volume Retention Rate – One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. Destruction Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to destructions in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. DPUs – Data protection units, a unit of measurement specific to our Data Protection storage services. Free Cash Flow – Defined as Cash Flows from Operating Activities from continuing operations less capital expenditures (excluding real estate and capital expenditures associated with the REIT conversion), net of proceeds from the sales of property and equipment and other, net, and additions to customer relationship and acquisition costs. REIT Costs are also excluded from FCF. Incremental Racking Structure Installations – Racking structures that are installed, sometimes in phases, in facilities we owned or operated prior to January 1, 2014, the effective date of our conversion to a REIT. Internal Revenue Growth – Internal revenue growth represents the year-over-year growth rate of revenues excluding the impacts of changes to foreign currency exchange rates, acquisitions and other unusual items. In general, only acquisitions that have been in our results for the full calendar year prior to the quarter of measurement are included in internal revenue growth.

www.ironmountain.com logo_Iron_MountainSelected metric definitions are available in the appendix Appendix 34 Definitions (continued) Lease Adjusted Leverage Ratio – The calculation for this ratio is EBITDA + Rent Expense divided by net debt including the capitalized value of lease obligations. Net Volume Growth – New records management storage volume from existing customers, plus volume from new customers and volume from acquisitions, offset by volume related to destructions, permanent withdrawals and customer terminations. Quarterly percentages are calculated by dividing the trailing four quarters’ total activity by the ending balance of the same prior-year period. Non-Cash Rent Expense – Calculated as rent expense less cash paid for rent. Permanent Withdrawal Rate – This rate is calculated by dividing the total number of cubic feet of records removed from inventory due to permanent withdrawals in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. Permanent withdrawals occur when records are permanently removed from inventory by customers for reasons other than the customer terminating its relationship. REIT Costs – Includes costs associated with our 2011 proxy contest, the previous work of the former Strategic Review Special Committee of the board of directors and upfront operating and capital expenses associated with the Company’s conversion to a REIT. Regional NOI / CF or DPU – The average expected NOI for a specific region (NA, Europe, Lat Am, Asia Pac) and product (Records Management or Data Protection). Stabilized Storage NOI – The projected Storage NOI of a facility once the facility has attained 85% capacity utilization. Storage Net Operating Income, or Storage NOI – Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Tangible Assets – Includes PP&E, cash and cash equivalents, restricted cash, accounts receivable, deferred income taxes, and prepaid expenses.